Exhibit 10.27

CONFIDENTIAL TREATMENT REQUESTED

DEVELOPMENT, MANUFACTURING, AND TESTING STANDARD TERMS AND CONDITIONS

This Development, Manufacturing and Testing Standard Terms and Conditions together with any Work Orders attached hereto is made and entered into as of April 3, 2015 (Effective Date) by and between WuXi AppTec, Inc., a corporation organized under the laws of Delaware (“WuXi AppTec”), and REGENXBIO Inc., a corporation organized under the laws of Delaware (Customer), Customer and WuXi AppTec are referred to herein individually as a “Party” and collectively as the “Parties”.

The Parties agree as follows:

1.	Definitions

1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, shall, except where the context otherwise requires, have the following meanings:

1.1.1 “Affiliate” means any company, partnership or other entity which directly or indirectly controls, Is controlled by or is under common control with the relevant party to this Agreement. “Control” means the ownership of at least fifty per cent (50%) of the equity of the entity or the legal power to direct the general management and policies of the entity.

1.1.2 “Agreement’ means these Terms and Conditions together with an applicable work order.

1.1.3 “Batch” means the total Product obtained from one run for cell growth at scale from cell culture flasks, hyperstacks, bioreactor or other device and associated purification using the Process and carried out in accordance with cGMP or non cGMP if so identified in the Work Order.

1.1.4 “Cell Line” means the cell line used to produce Product, particulars of which are set out in Work Orders.

1.1.5 “Certificate of Analysis” means a certificate of analysis as to testing of Specifications of any Product in form and substance agreed to by WuXi AppTec and Customer,

1.1.6 “cGMP” means current Good Manufacturing Practices and General Biologics Products Standards as promulgated under the US Federal Food Drug and Cosmetic Act at 21 CFR (Chapters 210, 211, 600 and 610), the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC and ICH Guidance Q7A (Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients. WuXi AppTec’s operational quality standards are defined in internal GMP policy documents.

1.1.7 “cGMP Product” means Product which may be required under Work Orders to be manufactured in accordance with cGMP.

1.1.8 “Customer” means REGENXBIO Inc., Inc. and its successors and assigns.

1.1.9 “Customer Information” means all technical and other information from time to time supplied by Customer to WuXi AppTec, which at the time of supply by Customer is not (i) already in the public domain or (ii) already known by WuXi AppTec at the time of disclosure as established by written records.

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1.1.10 “Customer Know-How” means all technical and other information relating to the Product or the Process known to Customer from time to time other than WuXi AppTec Know-How and information in the public domain.

1.1.11 “Customer Materials” means the materials supplied by Customer to WuXi AppTec and identified as such in Work Orders hereto.

1.1.12 “Customer Patent Rights” means all patents and patent applications of any kind throughout the world that are necessary or useful in performance of the Services, or related to the Products or the Process, which from time to time Customer is the owner of or is entitled to use.

1.1.13 “Deliver,” “Delivered” or “Delivery” has the meaning ascribed to it by Section 5.1.

1.1.14 “Price” means the price specified in Work Orders for the Services.

1.1.15 “Process” means the process for the production and purification of the Product from the Cell Line and the virus bank or plasmids to generate viral or vector product(s), including any improvements or modifications thereto from time to time.

1.1.16 “Product” means all or any part of the product manufactured (including any sample thereof), particulars of which are set out in Work Orders and includes all derivatives thereof.

1.1.17 “Services” means all or any part of the services that are the subject of the Agreement, particulars of which are set out in Work Orders.

1.1.18 “Specification” means the specification for Product or Services, as applicable, particulars of which are set out in Work Orders.

1.1.19 “Terms of Payment” means the terms of payment specified in Work Orders.

1.1.20 “Testing Laboratories” means any third party instructed to carry out tests on the Cell Line or the Product

1.1.21 “Work Order” means any such appendix to this Agreement specifying Services. Work Order(s) shall be attached to this Agreement and shall when approved in writing by both Parties be deemed an integral part hereof. Work Order(s) may be updated from time to time by mutual agreement.

1.1.22 “WuXi AppTec” means WuXi AppTec, Inc. and its successors and assigns.

1.1.23 “‘WuXi AppTec Know-How” means all technical and other information and materials, ideas, concepts, methods, procedures, designs, documents, data, inventions, discoveries and works of authorship (in each case, whether or not patentable) known to WuXi AppTec from time to time other than confidential Customer Information and information in the public domain.

1.1.24 “WuXi AppTec Patent Rights” means all patents and patent applications of any kind throughout the world relating to WuXi AppTec Know-How or to the Process which from time to time WuXi AppTec is the owner of or is entitled to use

1.2 Use of Definitions. Unless the context requires otherwise, words and phrases defined in any other part of the Agreement shall bear the same meanings in these Standard Terms and

CONFIDENTIAL TREATMENT REQUESTED

Conditions, references to the singular number include the plural and vice versa, references to Work Orders are references to work orders to the Agreement, and references to Sections are references to sections of these Standard Terms and Conditions.

1.3 Conflicting Definitions. In the event of a conflict between a term in any executed Work Order or any supplemental or additional term agreed to in writing from time to time between the parties and these Standard Terms and Conditions, any Work Order and any supplemental or additional term agreed to in writing after the date hereof shall prevail.

2.	Applicability of Standard Terms and Conditions

These Terms and Conditions will not be effective until it (or a counterpart of it) has been signed on behalf of both Parties. Customer and WuXi AppTec must complete and execute a Work Order before Services are provided. Each Work Order will include information relating to the specific Services agreed to by the Parties and price for Services. Once signed, a Work Order becomes a part of the Agreement, although the terms in a Work Order will govern only Services described in that Work Order. To initiate the provision of Services under a Work Order, Customer must issue a purchase order. Neither a Work Order nor a purchase order will change any term in the Agreement. In the event of any inconsistency between the Agreement and any Work Order, the Agreement will prevail. No variation of or addition to the Agreement or any part thereof shall be effective unless in writing and signed on behalf of both Parties. Notwithstanding the above, the Parties hereby confirm that amendments to the Specification shall be effective if reduced to writing and signed by the quality and/or regulatory representative of both Parties, which quality and/or regulatory representative shall be nominated from time to time by each Party. Any such amendments to Specifications must also reflect, in writing, any corresponding changes to the timing of the Services and any changes to the Pricing detailed in the applicable Work Order.

3.	Representations and Warranties

3.1 WuXi AppTec Warranties. WuXi AppTec represents and warrants that:

3.1.1 The Services will be performed in accordance with the Terms and Conditions of this Agreement;

3.1.2 It will use reasonable endeavors to keep the Cell Line and virus/vector plasmids or banks (if applicable) and/or other Customer Materials and/or the Customer Know-How secure and safe from loss and damage in such manner as WuXi AppTec stores its own material of similar nature;

3.1.3 It will not part with possession of the. Cell Line and virus/vector plasmids or banks (if applicable) and/or other Customer Materials or the Product, save for the purpose of tests at any third party Testing Laboratories that may be required and only with Customer’s written permission; and

3.1.4 It will use only Testing Laboratories bound to obligations of confidence substantially similar to those obligations of confidence imposed on WuXi AppTec under these Standard Terms and Conditions.

3.1.5 Subject to Section 13, unencumbered title to Product will be conveyed to Customer upon Delivery;

3.1.6 As of the date of this Agreement, to the best of WuXi AppTec’s knowledge without independent investigation, the WuXi AppTec Patent Rights and the WuXi AppTec Know-How are owned by WuXi AppTec or WuXi AppTec is otherwise entitled to use them for the purposes of providing Services under this Agreement and during the term of this Agreement, WuXi

CONFIDENTIAL TREATMENT REQUESTED

AppTec shall not do or cause anything to be done which would adversely affect their ownership or entitlement to use the same for those purposes;

3.1.7 WuXi AppTec has the necessary corporate authorizations to enter into this Agreement;

3.1.8 As of the date of this Agreement to the best of WuXi AppTec’s knowledge without independent investigation, the use by WuXi AppTec of the Process (excluding any modifications or steps made or developed by Customer, Customer Materials, Customer Information and Customer Patent Rights) and WuXi AppTec Patent Rights and WuXi AppTec Know-How for the performance of the Services as provided herein will not infringe any rights (including without limitation any intellectual or industrial property rights) vested in any third party;

3.1.9 WuXi AppTec will notify Customer in writing immediately if it receives or is notified of a claim from a third party that the use by WuXi AppTec of the Process and/or the WuXi AppTec Know-How or the WuXi AppTec Patents Rights for Services infringes any intellectual property rights vested in such third party;

3.2 DISCLAIMER. SECTION 3.1 IS IN LIEU OF ALL CONDITIONS, WARRANTIES AND STATEMENTS IN RESPECT OF THE SERVICES AND/OR THE PRODUCT WHETHER EXPRESSED OR IMPLIED BY STATUTE, CUSTOM OF THE TRADE OR OTHERWISE (INCLUDING BUT WITHOUT LIMITATION ANY SUCH CONDITION, WARRANTY OR STATEMENT RELATING TO THE DESCRIPTION OR QUALITY OF THE PRODUCT, ITS FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE OR USE UNDER ANY CONDITIONS WHETHER OR NOT KNOWN TO WUXI APPTEC) AND ANY SUCH CONDITION, WARRANTY OR STATEMENT IS HEREBY EXCLUDED AND DISCLAIMED.

3.3 Representations and Warranties of Customer. Customer represents and warrants to WuXi AppTec that:

3.3.1 Customer shall supply to WuXi AppTec the Customer Information, together with full details of any hazards relating to the Cell Line and virus/vector plasmids or banks (if applicable) and/or other Customer Materials, their storage and use. Upon review of this Customer Information, the Cell Line and virus/vector plasmids or banks (if applicable) and/or other Customer Materials and/or the Customer Know-How will be provided to WuXi AppTec at WuXi AppTec’s reasonable request. The Cell Line Line and virus/vector plasmids or banks (if applicable) and/or other Customer Materials and/or the Customer Information and/or the Customer Know-How supplied to WuXi AppTec will remain the property of Customer.

3.3.2 Customer hereby grants WuXi AppTec the non-exclusive right to use the Cell Line, the virus/vector plasmids or banks (if applicable) and/or other Customer Materials, the Customer Know-How and the Customer Information for the purpose of the Agreement. WuXi AppTec hereby undertakes not to use the Cell Line, virus/vector plasmids or banks (if applicable) and/or other Customer Materials, the Customer Know-How or the Customer Information (or any part thereof) for any other purpose.

3.3.3 Customer has the necessary corporate authority to enter into this Agreement;

3.3.4 To Customer’s knowledge without independent investigation, as of the date of this Agreement, Customer has the right to supply the Cell Line, and virus/vector plasmids or banks (if applicable) and/or other Customer Materials and the Customer Information to WuXi AppTec and the necessary rights to license or permit WuXi AppTec to use the same for the purpose of the Services; and Customer shall not do or cause anything to be done which would adversely affect their ownership or entitlement to use the same for those purposes;

CONFIDENTIAL TREATMENT REQUESTED

3.3.5 To Customer’s knowledge and belief without independent investigation, as of the date of this Agreement, the use by WuXi AppTec of the Cell Line, virus/vector plasmids or banks (if applicable) and/or other Customer Materials, Customer Information and Customer Patent Rights for the Services (including without limitation the manufacture of the Product) will not infringe any intellectual property rights of any third party; and Customer shall not do or cause anything to be done which would adversely affect such use;

3.3.6 Customer will promptly notify WuXi AppTec in writing if it receives or is notified of a claim from a third party that the Cell Line, and virus/vector plasmids or banks (if applicable) and/or other Customer Materials, Customer Information or the Customer Patent Rights or that the-use by WuXi AppTec thereof for the provision of the Services infringes any intellectual property rights of such third party;

4.	Provision of the Services

4.1 Services. WuXi AppTec shall carry out the Services as provided in applicable Work Orders and shall use reasonable efforts to achieve the estimated time schedule thereto or as agreed to by the Parties.

4.2 Specification. Specifications will be agreed to by the Parties prior to initiation of a manufacturing run or other Services, as appropriate.

4.3 Time Limitations. Due to the unpredictable nature of the technical transfer, Process development and assay development Services the time schedule set down for the performance of these Services is estimated only. Upon completion or near completion of these Services the project teams will work to finalize the pilot or engineering and cGMP manufacturing schedules.

5.	Delivery, Transportation of Product

5.1 Delivery. Product will be delivered Ex Works WuXi AppTec premises which means (a) when WuXi AppTec places Product at the disposal of Customer at WuXi AppTec’s premises and (b) risk and title to Product pass to Customer upon delivery (“Deliver,” “Delivery,” or “Delivered,” as appropriate). Subject to Section 5.2, WuXi AppTec shall deliver to Customer the Certificate of Analysis not later than the date of Delivery. Transportation of Product, whether or not under any arrangements made by WuXi AppTec on behalf of Customer, shall be made at the sole risk and expense of Customer.

5.2 Delivery Without Certificate of Analysis. At Customer’s request, WuXi AppTec will Deliver Product in quarantine prior to delivery of the Certificate of Analysis. Such request shall be accompanied by Customer’s written acknowledgement that the Product has been Delivered without the transmittal to Customer of a Certificate of Analysis, that accordingly the Product cannot be administered to humans until transmittal of the Certificate of Analysis, and that Customer nevertheless accepts full risk of loss, title and ownership of the Product. The Delivery of Product in quarantine will be subject to such testing requirements as WuXi AppTec may reasonably require, and the **** period referred to in Section 5.8 will run from Delivery in quarantine by Customer of the Product.

5.3 Packaging and Labeling. Unless otherwise agreed, WuXi AppTec shall package and label Product for Delivery in accordance with its standard operating procedures and in accordance with required shipping conditions. It shall be the responsibility of Customer to inform WuXi AppTec in writing in advance of any special packaging and labeling requirements for Product. All additional costs and expenses of whatever nature incurred by WuXi AppTec in complying with such special requirements must be agreed to in advance in writing and will be charged to Customer in addition to the Price.

5.4 Insurance. If requested in writing by Customer, WuXi AppTec will (acting as agent for Customer) arrange for insurance of Product while held by WuXi AppTec after Delivery

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(awaiting transportation) for a maximum of **** on terms equivalent to those under which WuXi AppTec insures product prior to Delivery. Third party expenses incurred by WuXi AppTec in arranging such insurance must be agreed to in advance in writing and will be charged to Customer in addition to the Price.

5.5 Transportation. If requested in writing by Customer, WuXi AppTec will (acting as agent of Customer for such purpose) arrange the transportation of Product from WuXi AppTec’s premises to the destination indicated by Customer together with insurance coverage for Product in transit at its invoiced value. All additional costs and expenses of whatever nature incurred by WuXi AppTec in arranging such transportation and insurance must be agreed to in advance in writing and will be charged to Customer in addition to the Price.

5.6 Acceptance of Delivery. Where WuXi AppTec has made arrangements for the transportation of Product, Customer shall diligently examine the Product as soon as practicable after receipt. Notice of all claims (time being of the essence) arising out of:

5.6.1 Visible damage to or total or partial loss of Product in transit will be given in writing to WuXi AppTec and the carrier within **** of receipt by Customer; or

5.6.2 Non-delivery will be given in writing to WuXi AppTec within **** after the receipt by Customer of WuXi AppTec’s dispatch notice,

5.7 Damage Claims. Customer shall make damaged Product and associated packaging materials available for inspection and shall comply with the reasonable requirements of any insurance policy covering the Product, for which notification has been given by WuXi AppTec to Customer. WuXi AppTec shall offer Customer all reasonable assistance in pursuing any claims arising out of the transportation of Product.

6.	Non-Conforming Product or Services

6.1 Non-conforming Product. Promptly following Delivery of Product, Customer may carry out any of the tests outlined or referred to in the Specifications. If such tests show that the Product fails to meet Specification, Customer shall give WuXi AppTec written notice thereof within **** from the date of Delivery and shall return such Product to WuXi AppTec’s premises, at WuXi AppTec’s expense, for further testing. In the absence of such written notice, Product shall be deemed to have been accepted by Customer as meeting Specification. If Product returned to WuXi AppTec fails to meet Specification and such failure is due to the negligence of Wuxi AppTec, WuXi AppTec shall refund that part of the Price that relates to the production of such Product or initiate a manufacturing run to replace such Product at its own cost and expense.

6.2 Non-Conforming Testing Services. If, within **** of receiving a valid result from testing Services, Customer notifies WuXi AppTec in writing that the result is unexpected, WuXi AppTec will initiate a laboratory investigation of the result, The Customer and WuXi AppTec will agree on an appropriate course of action pending the results of the laboratory investigation. If WuXi AppTec observes an Out Of Specification (OOS) result it will notify Customer as soon as reasonable but in any case within **** of learning of such result. Customer and WuXi AppTec will agree on the appropriate course of action to investigate the OOS result. If WuXi AppTec determines that an unexpected, invalid, or OOS result is due to the inherent condition of the sample matrix, or to the act, omission, direction, or negligence of Customer, Customer shall be liable to WuXi AppTec for the price of the Services performed, including any additional testing or retests, and materials, reagents, expenses consumed, employed, or specially obtained during the course of the laboratory investigation. If the unexpected, invalid, or OOS result was caused by a combination of the inherent property of the sample matrix or the act, omission, direction, or negligence of Customer and WuXi AppTec error, or a reasonable determination of cause cannot be ascertained, Customer shall be liable for **** of the price of the Services performed, including any additional testing or retests, and **** of the cost of any materials or reagents specially obtained by WuXi AppTec during the course of the laboratory

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investigation. Customer is not liable to WuXi AppTec for unexpected, invalid, or OOS results due to WuXi AppTec error and WuXi AppTec shall make a refund of any payments made by Customer for the Services giving rise to the unexpected, invalid, or OOS results. Should Customer request a repeat or retest of such non-conforming Services Customer shall be liable for the price of a successful repeat or retest of such non-conforming Services.

7.	Records

Records of Services are available for Customer review at the WuXi AppTec facility where the Services were performed. WuXi AppTec will retain batch, laboratory and other technical records (“Records”) of Services for the longer of **** or for the minimum period required by applicable law and consistent with FDA regulations and guidance relating to the manufacture or testing of products intended to support an application for regulatory approval. To the extent that raw data from Services or descriptions of any of WuXi AppTec’s protocols, test methods, or SOPS are not included in the Customer-approved protocol Work Order, or Report pertaining to any particular Service and are required by a competent regulatory authority, WuXi AppTec will upon written request by Customer provide a copy of such raw data or relevant portions of such protocols, test methods, or SOPs to be used solely for purposes of such regulatory submission under the provisions of Confidentiality described in the following section. In the event WuXi AppTec proposes to dispose of Records WuXi AppTec shall provide Customer written notice thereof. If within **** after such notice Customer requests any Records, WuXi AppTec shall provide to Customer at Customer’s expense such Records rather than disposing thereof. WuXi AppTec may, however, retain copies of any Records as are reasonably necessary for regulatory or insurance purposes, subject to WuXi AppTec’s obligation of confidentiality.

8.	Price and Terms of Payment

8.1 Price. Customer shall pay the Price in accordance with the Price detailed in Work Orders attached hereto.

8.2 Payment. Payment will be made in accordance with Work Orders attached hereto. Unless otherwise indicated in a Work Order, all prices and charges are exclusive of any applicable taxes, levies, duties and fees of whatever nature imposed by or under the authority of any government or public authority, which shall be paid by Customer (other than taxes on WuXi AppTec’s income). Payment must be made within **** of receipt by Customer of a correct invoice. Payment shall be made without deduction, deferment, set-off, lien or counterclaim of any nature.

8.3 Payment Default. In the event of a default of payment on due date:

8.3.1 Interest shall accrue on any amount overdue at the annual rate of **** above the prime rate of interest published from time to time in the Wall Street Journal, interest to accrue on a day to day basis both before and after judgment; and

8.3.2 WuXi AppTec shall, at its sole discretion, and without prejudice to any other of its accrued rights, be entitled to suspend the provision of the Services or to treat the Agreement as repudiated on not less than **** prior notice in writing to Customer given at any time after the due date.

9.	Indemnification and Limitation of Liability

9.1 WuXi AppTec Indemnity. WuXi AppTec shall indemnify and hold Customer harmless against all claims, actions, costs, expenses (including court costs and reasonable attorney’s fees) or other liabilities (collectively, “Losses”) whatsoever to, from or in favor of third parties, to the extent such Losses are in respect of WuXi AppTec’s ****.

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9.2 Customer Indemnity. Customer shall indemnify and hold WuXi AppTec harmless against all Losses whatsoever to, from or in favor of third parties, to the extent such Losses are in respect of Customer’s ****.

9.3 Limitation. Except for the above indemnification obligations, neither Party shall be liable for any penalties, liquidated, special, consequential, incidental or indirect damages arising out of or in connection with this Agreement (or the termination hereof), including, without limitation, loss of profits or anticipated sales to the fullest extent permitted by law, and the total liability, in the aggregate, of either Party and its agents to the other Party and anyone claiming by or through the other Party, for any and all claims, losses, costs or damages, including without limitation, attorneys’ fees and costs and expert-witness fees and costs of any nature whatsoever or claims expenses resulting from or in any way related to this Agreement from any cause or causes shall not exceed the fees paid or owed under this Agreement for the portion of the Services under which such liability arises. Except as otherwise provided, it is intended that this limitation apply to any and all liability or cause of action however alleged or arising, including without limitation, negligence, professional errors and omissions, breach of contract, unless otherwise prohibited by law. For the avoidance of doubt, the foregoing shall not limit either Party’s ability to obtain equitable relief of any type.

9.4 Further Limitation. The obligation of WuXi AppTec under Section 9.1 and Customer under Section 9.2 is limited to **** per claim, except that this limitation will not apply with respect to any indemnifiable claim arising out of or relating to fraud or willful misconduct by the indemnifying Party under this Agreement Except for claims arising under indemnities contained herein, any claim must be brought by either Party within **** from the completion of Services under which such claim arises or such claim will be forever barred.

9.5 Limitation Exception. Nothing contained in these Standard Terms and Conditions shall purport to exclude or restrict any liability for death or personal injury resulting directly from gross negligence by a Party in carrying out their obligations in breach of the terms of this Agreement.

9.6 Survival. The obligations of WuXi AppTec and Customer and under this Section 9 shall survive the termination or expiration of this Agreement.

10.	Confidentiality

10.1 Confidential Information. The Parties will exchange proprietary and confidential information during the term of this Agreement, including without limitation, the existence and terms of this Agreement. The parties will identify, in writing, such information as confidential and/or proprietary. Notwithstanding the foregoing, Customer Confidential Information will also include Customer Information, Customer Materials, and Customer Know-How, and WuXi AppTec Confidential Information will include WuXi AppTec Know-How, development and manufacturing processing know-how, study designs, pricing information, and test protocols. Customer acknowledges that WuXi AppTec Confidential Information and WuXi AppTec acknowledges that Customer Confidential Information, with which it is supplied by the other pursuant to the Agreement is supplied subject to Sections 10.5 and 10.6 in circumstances imparting an obligation of confidence. Each Party agrees to keep the other Party’s confidential information secret and confidential and to respect the other’s proprietary rights therein and not at any time for any reason whatsoever to disclose or permit the other party’s confidential information to be disclosed to any third party save as expressly provided herein.

10.2 Obligations of Confidentiality. Customer and WuXi AppTec shall each cause all their respective employees, consultants, contractors and persons for whom it is responsible having access to WuXi AppTec Confidential Information or Customer Confidential Information to be subject to the same obligations of confidence as Customer and WuXi AppTec pursuant to Sections 10.1 and 10.3 and shall be bound by confidentiality agreements in support of such obligations. WuXi AppTec and

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Customer each undertake not to disclose or permit to be disclosed to any third party, or otherwise make use of or permit to be made use of (a) any trade secrets or confidential information relating to the technology, business affairs or finances of the other, any subsidiary, holding company or subsidiary or any such holding company of the other, or of any suppliers, agents, distributors, licensees or other customers of the other which comes into its possession under this Agreement, or (b) the commercial terms of this Agreement; except to the extent that the same is required to be disclosed pursuant tosubpoena, court order, judicial process or otherwise by law, provided the receiving party provides prompt notice to the disclosing Party of such requirement in order to give the disclosing party an opportunity to timely seek a protective order or other appropriate judicial relief. In the event the disclosing Party is unable to obtain a protective order or other appropriate judicial relief, the receiving party shall disclose only that portion of the disclosing Party’s confidential information which is legally required to be disclosed, and that the disclosing party shall be given an opportunity to review the confidential information prior to its disclosure.

10.3 Limitations. The obligations of confidentiality referred to in this Section 9 shall not extend to any information which:

10.3.1 Is or becomes generally available to the public otherwise than by reason of a breach by the recipient Party of the provisions of this Section 10;

10.3.2 Is known to the receiving Party and is at its free disposal prior to its receipt from he disclosing Party, as established by written records;

10.3.3 Is subsequently disclosed to the receiving Party without being made subject to an obligation of confidence by a third party, as established by written records;

10.3.4 Is required to be disclosed by WuXi AppTec or Customer under any statutory, regulatory or similar legislative requirement, subject to the imposition of obligations of confidentiality wherever possible in that relation; or

10.3.5 Is developed by any servant or agent of the recipient Party without access to or use or knowledge of the information by the disclosing party, as established by written records.

10.4 Remedies. Without prejudice to any other rights and remedies that the Parties may have, the Parties agree that the confidential information is valuable and that damages may not be an adequate remedy for any breach of the provisions of Sections 10.1, 10.2, or 10.3. The Parties agree that the relevant party will be entitled without proof of special damage to seek the remedies of an injunction and other equitable relief for any actual or threatened breach by the other Party,

10.5 WuXi AppTec Confidential Information. Customer acknowledges that Customer shall not at any time have any right, title, license or interest in or to WuXi AppTec Confidential Information the WuXi AppTec Patent Rights or any other intellectual property rights relating to the Services which are vested in WuXi AppTec or to which WuXi AppTec is otherwise entitled.

10.6 Customer Confidential Information. WuXi AppTec acknowledges that save as provided herein WuXi AppTec shall not at any time have any right, title, license or interest in or to the Customer Confidential Information, Customer Patent Rights, Customer Know-How, or any other intellectual property rights vested in Customer or to which Customer is entitled.

10.7 Survival. The obligations of WuXi AppTec and Customer under this Section 10 shall survive the termination or expiration of this Agreement.

11.	Term and Termination

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11.1 Term. This Agreement will expire on the later of (a) two (2) years from the Effective Date or (b) the completion of all Services under the last Work Order executed by the Parties prior to the second anniversary of the Effective Date. The Agreement may be extended by mutual agreement of the parties or earlier terminated in accordance with Section 11.2. or 11.3.

11.2 Termination without Cause.

11.2.1 Customer may in its sole discretion terminate this Agreement or Work Order at any time for any reason or no reason by giving not less than sixty (60) days notice in writing to WuXi AppTec. In the event of termination pursuant to this Section 10.2.1 Customer shall pay WuXi AppTec for Services performed up to the date of termination, and any applicable cancellation fees that the Parties have agreed to in the applicable Statement of Work. In addition, Customer shall reimburse WuXi AppTec for expenses incurred or irrevocably committed to third parties in accordance with this Agreement and the Price for any cell banks, toxicology studies, or manufacturing Batches that are in-progress.

11.2.2 WuXi AppTec may in its sole discretion terminate this Agreement or any Work Order at any time for any reason or no reason by giving not less than ninety (90) days notice in writing to Customer. During such notice period, WuXi AppTec shall continue all work in progress and both Parties shall remain liable to each other for their respective obligations under this Agreement. In the event of termination pursuant to this Section 11.2.2 Customer shall pay WuXi AppTec for Services performed and for expenses incurred or irrevocably committed to third parties.

11.3 Termination for Cause. WuXi AppTec and Customer may each terminate the Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events:

11.3.1 If the other commits a material breach of the Agreement which in the case of a breach capable of remedy is not remedied to the reasonable satisfaction of the non-breaching Party within forty-five (45) days of the receipt by the other of written notice identifying the breach and requiring its remedy; or

11.3.2 Any party may terminate this Agreement at any time by giving notice in writing to the other party, if the other party files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent makes an assignment for the benefit of creditors, goes into liquidation or receivership, otherwise loses legal control of its business or ceases to carry on its business.

11.4 Rights and Obligations upon Termination. Upon the termination of the Agreement for whatever reason:

11.4.1 Subject to Section 7, WuXi AppTec shall promptly return to Customer all Customer Know-How, Customer Information and shall dispose of or return to Customer the Customer Materials (and where supplied by Customer the Cell Line) and any materials therefrom, as directed by Customer;

11.4.2 Customer shall promptly return to WuXi AppTec all WuXi AppTec Know-How and WuXi AppTec Confidential Information it has received from WuXi AppTec;

11.4.3 Customer shall not thereafter use or exploit WuXi AppTec Confidential Information, the WuXi AppTec Patent Rights or the WuXi AppTec Know-How in any way whatsoever;

11.4.4 WuXi AppTec shall not thereafter use or exploit the Customer Patent Rights, Customer Know-How or the Customer Information in any way whatsoever;

11.4.5 WuXi AppTec and Customer shall do all such acts and things and shall sign and execute all such deeds and documents as the other may reasonably require to evidence compliance with this Section 10.4.

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CONFIDENTIAL TREATMENT REQUESTED

12.	Force Majeure

12.1 Force Majeure Rights. If either Party is prevented or delayed in the performance of any of its obligations under the Agreement by Force Majeure such Party shall give written notice thereof to the other Party specifying the matters constituting Force Majeure together with such evidence as reasonably can give and specifying the period for which it is estimated that such prevention or delay will continue, the Party claiming Force Majeure shall be excused from the performance or the punctual performance of such obligations as the case may be from the date of such notice for so long as such cause of prevention or delay shall continue. Notwithstanding the foregoing, if the Party claiming Force Majeure estimates that the delay will exceed ****, or if the delay has, in fact, exceeded ****, the other Party may terminate this Agreement for cause as set forth in Section 9.3, including an additional **** notice to remedy the breach,

12.2 Force Majeure Definition. The expression “Force Majeure” shall be deemed to include any cause affecting the performance by either Party of the Agreement arising from or attributable to acts, events, acts of God, omissions or accidents beyond the reasonable control of the Party claiming the Force Majeure.

13.	Inventions.

13.1 All information, data and writings provided to WuXi AppTec by and/or on behalf of Customer in connection with this Agreement, including Customer Know-How, Customer Information, Customer Patent Rights, and Customer Materials which were owned by or licensed to Customer prior to being provided to WuXi AppTec, shall remain the property of Customer (the “Customer Data”). WuXi AppTec shall acquire no right, title or interest in the Customer Data as a result of its performance of the Services.

13.2 Any and all intellectual property including without limitation WuXi AppTec Patent Rights, WuXi AppTec Know-How, trade secrets, and proprietary information, whether tangible or intangible, which was in WuXi AppTec ‘s possession on the Effective Date or which is later generated or acquired by WuXi AppTec outside the scope of activities under this Agreement (collectively, the “WuXi AppTec Property”), shall be the sole and exclusive property of WuXi AppTec,

13.3 All information, data, writings, inventions and other work product, in any form whatsoever, both tangible and intangible, developed as a result of WuXi AppTec’s performance of the Services (collectively, the “Works”), shall be the sole and exclusive property of Customer. Customer shall be the sole owner of all the rights to such Works in any form and in all fields of use known or hereafter existing. Provided that Customer has fulfilled all of its payment obligations to WuXi AppTec, Customer may transfer such Works or use the Works for any purpose without further payment to WuXi AppTec. In the event new intellectual property emerges in the course of WuXi AppTec providing services to Customer which do not use or incorporate Customer Data provided by Customer and is generally valuable to WuXi AppTec in the conduct of its business as a contact service organization, Customer and WuXi AppTec agree that Customer will own such new intellectual property and Customer will hereby grant WuXi AppTec a non-exclusive, world-wide, fully paid-up, royalty-free, perpetual, irrevocable license to any and all portions of such new intellectual property.

13.4 Protocols, methods, controls, SOPS, specifications, or documents generally used by WuXi AppTec in the normal course of its business that are used by WuXi AppTec for Services (collectively, “Service Instruments”) are furnished solely with respect to Services, and WuXi AppTec will retain all common law, statutory, ownership, and other reserved rights in such Service Instruments. For the avoidance of doubt, Service Instruments does not include Customer-specific batch records, data, reports, or other similar documents containing Customer-specific information produced by WuXi AppTec as a result of Services.

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

13.5 Neither Party shall acquire any right, title or interest in any of the trademarks, service marks or copyrights belonging to the other Party. No right or license, whether express or implied, is granted to one Party by the other Party, except to the extent expressly authorized by this Agreement.

14.	Mediation, Arbitration, Governing Law, Jurisdiction, and Enforceability

14.1 Mediation. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, each Party shall by written notice to the other have the right to have such dispute referred to the senior management of WuXi AppTec and Customer for attempted resolution by good faith negotiations within **** after such notice is received. If such senior management are unable to resolve such dispute within the **** period, and before arbitration is initiated, the Parties shall participate in a mediation that will last no less than **** unless the dispute is resolved before such time. Notwithstanding the requirement for the parties to submit to mediation for a minimum of ****, neither party will be required to participate in mediation for longer than ****. Any mediation will take place a mutually agreeable venue, and will be officiated by a mutually agreeable mediator identified and engaged by the Parties, the cost and fees for whom shall be borne equally by the Parties. In the event the Parties’ efforts to reach an amicable resolution through mediation or other informal means are unsuccessful, either party may invoke the provisions of Section 14.2. Any settlement reached by the Parties under this Section shall not be binding until reduced to writing and signed by the above-specified management of WuXi AppTec and Customer, When reduced to writing, such agreement shall supersede all other agreements, written or oral, to the extent such agreements specifically pertain to the matters so settled.

14.2 Arbitration. In the event of the failure to reach a resolution pursuant to Section 14.1, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by binding arbitration in accordance with the complex rules of the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement by a panel of three arbitrators who shall be experienced in the biopharmaceutical industry and who will be appointed in accordance with such rules. The place of arbitration will be Philadelphia, Pennsylvania, and the Parties shall **** filing fees, arbitrator fees or other costs of such proceedings, except that each Party **** attorney’s fees, and other out-of-pocket arbitration expenses, unless the arbitrators decides otherwise.

14.3 Governing Law and Jurisdiction. The construction, validity and performance of the Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

14.4 Waiver. No failure or delay on the part of either WuXi AppTec or Customer to exercise or enforce any rights conferred on it by the Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege or further exercise thereof operate so as to bar the exercise or enforcement thereof at any time or times thereafter.

14.5 Severability. The illegality or invalidity of any provision (or any part thereof) of the Agreement or these Standard Terms and Conditions shall not affect the legality, validity or enforceability of the remainder of its provisions or the other parts of such provision as the case may be.

15.	Miscellaneous

15.1 Assignment. Neither party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the other which consent shall not be unreasonably withheld or delayed, save that either party shall be entitled without the prior written consent of the other party to assign, transfer, charge, sub-contract, deal with or in any other manner make over the benefit and/or burden of this Agreement to an Affiliate or to any company with which such assigning party may merge or to any company to which such assigning party may transfer its assets and undertakings.

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

15.2 Press Releases. The text of any press release or other communication to be published by or in the media concerning the subject matter of the Agreement shall require the prior written approval of WuXi AppTec and Customer.

15.3 Entire Agreement. The Agreement, the Work Orders attached hereto embody the entire understanding of WuXi AppTec and Customer and there are no promises, terms, conditions or obligations, oral or written, expressed on implied, other than those contained in the Agreement. The terms of the Agreement shall supersede all previous agreements (if any) which may exist or have existed between WuXi AppTec and Customer relating to the Services. In the event the Parties desire to enter into a Commercial Manufacturing Agreement with each other, such Commercial Manufacturing Agreement shall be on separate terms and conditions from this Agreement

15.4 No Third Party Beneficiaries. The parties to this Agreement do not intend that any terms hereof should be enforceable by any person who is not a party to this Agreement.

15.5 Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its duly authorized representatives as of the Effective Date.

WuXi AppTec, Inc.		REGENXBIO Inc.

By:	/s/ W. Alan Moore	By:	/s/ Kenneth T. Mills
Name:	W. Alan Moore	Name:	Kenneth T. Mills
Title:	Vice President, Cell Manuf.	Title:	President & CEO
Date:	April 6, 2015	Date:	April 3, 2015